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                                                                    EXHIBIT 12.1

                         DUKE REALTY INVESTMENTS, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES
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
                                                     YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                    DEC. 31, 1994   DEC. 31, 1995   DEC. 31, 1996   DEC. 31, 1997
                                                    -------------   -------------   -------------   -------------
Consolidated net income (loss) available to common
  shareholders....................................   $26,216,000     $35,019,000     $50,872,000    $ 65,999,000
Allocation to preferred shares....................             0               0       2,559,000      12,485,000
(Gain) loss on property sales.....................    (2,198,000)       (283,000)     (4,532,000)     (1,775,000)
Operating Parnership minority interest............     6,751,000       6,530,000       7,184,000       7,574,000
Interest expense..................................    20,171,000      22,643,000      32,552,000      40,298,000
                                                    -------------   -------------   -------------   -------------
  Earnings before fixed charges...................   $50,940,000     $63,909,000     $88,635,000    $124,579,000
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------
Interest expense..................................   $20,171,000     $22,643,000     $32,552,000    $ 40,296,000
Allocation to preferred shares....................             0               0       2,559,000      12,485,000
Interest costs capitalized........................     1,681,000       4,198,000       5,525,000       6,003,000
                                                    -------------   -------------   -------------   -------------
  Total fixed charges.............................   $21,852,000     $26,841,000     $40,636,000    $ 58,784,000
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------
Fixed charge ratio................................          2.53            2.38            2.18            2.12
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------

                                                            YEAR ENDED             THREE MONTHS ENDED
                                                          DEC. 31, 1998              MARCH 31, 1999
                                                    --------------------------  ------------------------
                                                       ACTUAL      PRO FORMA      ACTUAL      PRO FORMA
                                                    ------------  ------------  -----------  -----------
Consolidated net income (loss) available to common
  shareholders....................................  $ 90,871,000  $116,675,000  $27,394,000  $37,246,000
Allocation to preferred shares....................    19,833,000    31,833,000    8,842,000   11,842,000
(Gain) loss on property sales.....................    (1,351,000)   (1,404,000)  (2,314,000)  (7,213,000)
Operating Parnership minority interest............    12,241,000    21,014,000    3,535,000    7,097,000
Interest expense..................................    60,217,000    87,945,000   15,991,000   24,369,000
                                                    ------------  ------------  -----------  -----------
  Earnings before fixed charges...................  $181,811,000  $256,063,000  $53,448,000  $73,341,000
                                                    ------------  ------------  -----------  -----------
                                                    ------------  ------------  -----------  -----------
Interest expense..................................  $ 60,217,000  $ 87,945,000  $15,991,000  $24,369,000
Allocation to preferred shares....................    19,833,000    31,833,000    8,842,000   11,842,000
Interest costs capitalized........................     8,548,000    20,514,000    3,513,000    6,911,000
                                                    ------------  ------------  -----------  -----------
  Total fixed charges.............................  $ 88,596,000  $140,292,000  $28,346,000  $43,122,000
                                                    ------------  ------------  -----------  -----------
                                                    ------------  ------------  -----------  -----------
Fixed charge ratio................................          2.05          1.83         1.89          1.7
                                                    ------------  ------------  -----------  -----------
                                                    ------------  ------------  -----------  -----------
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